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                                  EXHIBIT 10.24

UNITED FOODS, INC. SECOND MANAGEMENT RETIREMENT PLAN DATED FEBRUARY 26, 1997.




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                                                        EXHIBIT 10.24


                               UNITED FOODS, INC.

                 SECOND MANAGEMENT RETIREMENT COMPENSATION PLAN

                                    ARTICLE I

                                     PURPOSE

The purpose of this Second Management Retirement Compensation Plan (hereinafter referred to as the "Plan") is to provide supplemental funds for certain management employees (and their beneficiaries) of United Foods, Inc. ("Employer"). It is intended that the Plan will aid in retaining and attracting executives of exceptional ability by providing such individuals with these benefits.

                                    ARTICLE II

                                   DEFINITIONS

For the purposes of this plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise:

2.1 Beneficiary. "Beneficiary" means the person, persons, or entity designated by the Participant, or as provided in Article VI, to receive any Plan benefits payable after the Participant's death.

2.2      Board. "Board" means the Board of Directors of Employer.

2.3 Committee. "Committee" means the Committee appointed to administer the Plan pursuant to Article VII.

2.4 Deferred Compensation. "Deferred Compensation" means the amount of compensation directed by the Board to be deferred hereunder.

2.5 Determination Date. "Determination Date" means the last day of each calendar month.

2.6 Employer. "Employer" means United Foods, Inc., and/or any successor or successors to the businesses thereof.

2.7 Employment. "Employment" means the period of time that a Participant is on the Employer's payroll.

2.8 Hardship. "Hardship" means the immediate and heavy financial need of the Participant as determined by the Committee. Financial needs shall be limited to the following situations:

         (a) Financial obligations incurred by the Participant because of sickness, accident, death, disability, or other medical need in the Participant's immediate family which the Participant is not able to pay out of liquid assets or current cash flow.

         (b) Financial requirements to purchase necessary shelter and related necessities for the Participant and the Participant's immediate family which the Participant is unable to purchase out of liquid assets or current cash flow or otherwise reasonably finance.

         (c) Financial requirements for education for the Participant or a member of the Participant's immediate family which the Participant is unable to pay out of liquid assets or current cash flow.



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For purposes of this definition, the term "immediate family" means (i) the wife, husband, child, father, or mother of a Participant, (ii) the father or mother of a spouse of a Participant or (iii) a related dependent residing with the Participant.

2.9 Interest. "Interest" means that interest rate applicable to a Retirement Account on each monthly Determination Date which shall be equal to 1/12th of the average rate of interest paid by United Foods, Inc. on its borrowed revolving loan funds for the preceding calendar quarter as determined by Employer management and approved by the Committee, compounded quarterly. In the event United Foods, Inc. has no borrowed revolving loan funds at any time during the preceding calendar quarter, "Interest" shall be equal to 1/12th of the sum of (i) the arithmetic average Federal Funds Rate during such quarter and
(ii) 1.25%.

2.10 Participant. "Participant" means any individual who is participating or has participated in this Plan as provided in Article III.

2.11 Plan Benefit. "Plan Benefit" means the benefit payable to the Participant as calculated in Article V.

2.12 Retirement. "Retirement" means cessation of Employment for any reason whatsoever, including but not limited to death, retirement or disability, all as determined in the sole discretion of the Committee based on evidence satisfactory to it. Such determination shall be final and binding, except as otherwise provided in Article VIII hereof. A leave of absence approved by the Committee shall not be deemed a cessation of Employment for purposes of determining whether a Retirement has occurred.

2.13 Retirement Account. "Retirement Account" means the Account maintained by the Employer with respect to each Participant's deferred compensation pursuant to Article IV. The existence of this Retirement Account shall not require any segregation of assets by Employer.

2.14 Total Disability. "Total Disability" means total disability as defined in the Employer's Disability Income Insurance Master Policy, Group Policy No. 8984 or any successor long-term disability policy.

                                   ARTICLE III

                           PARTICIPATION AND DEFERRAL

3.1 Eligibility. Eligibility to participate in the Plan is limited to those employees who are designated by the Employer to be management employees. For this purpose, a management employee shall be an employee of the Employer who has significant policy-making, supervisory and/or administrative responsibilities in the conduct of the Employer's business. The Employer's determination of which employees are in the category of Management Employees shall be binding.

3.2 Deferral. An Amount equal to the Participant's Deferred Compensation shall be credited to the Participant's Retirement Account.

3.3 Annual Deferred Compensation Schedule For each calendar year for which the Board directs that compensation be deferred hereunder, a schedule shall be attached hereto and become a part hereof which describes the amount of compensation to be deferred and the method by which such amount is determined.

3.4 Participation. A Management Employee shall become a participant at such time as the Board directs that compensation be deferred hereunder for the account of such Management Employee.



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                                   ARTICLE IV

                               RETIREMENT ACCOUNTS

4.2 Retirement Account. For recordkeeping purposes only, a Retirement Account shall be maintained for each Participant. The amount of the Participant's Deferred Compensation shall be credited to the Retirement Account.

4.3 Vesting of Retirement Accounts. Each Participant shall be 100% vested at all times in the amount of Deferred Compensation which is credited to such Participant's Retirement Account and earnings thereon. Benefits, however, shall only be payable in accordance with the terms of this Plan.

4.4 Determination of Retirement Accounts. Each Participant's Retirement Account as of each Determination Date shall consist of the balance of the Participant's Retirement Account as of the immediately preceding Determination Date, plus the Participant's Deferred Compensation credited in accordance with this Article IV, and Interest earned, minus the amount of any distributions made since the immediately preceding Determination Date. Interest earned shall be calculated as of each Determination Date based upon the average daily balance of the account since the preceding Determination Date. Interest earned on the Retirement Account shall be calculated so as to achieve the annual yield provided by paragraph 2.9.

4.5 Statement of Retirement Accounts. The Committee shall submit to each Participant, within one hundred twenty (120) days after the close of each calendar year and at such other time as determined by the Committee, a statement setting forth the balance to the credit of the Retirement Account maintained for the Participant.

                                    ARTICLE V

                                  PLAN BENEFITS

5.1 Retirement Benefit. The Employer shall pay a Retirement Benefit equal to the amount of the Participant's Retirement Account to each Participant who has a Retirement as defined herein.

5.2 Hardship Distributions. Upon a finding that the Participant has suffered a Hardship, the Committee may, in its sole discretion, allow distributions from the Participant's Retirement Account prior to the time otherwise specified for payment of benefits under the Plan. The amount of such distribution shall be limited to the amount reasonably necessary to meet the Participant's requirements during the Hardship. The amount of such distribution shall reduce the Retirement Account balance.

5.3 Form of Benefit Payment. The Retirement Benefit shall be paid in one of the following forms as elected by the Participant:

         (a) Installments. Equal monthly installments of the Account and Interest amortized over a period of 10 years. Interest shall be credited to the remaining portion of the Retirement Account balance in accordance with paragraph
4.4. During the period the Participant is receiving the Retirement Account pursuant to this Section 5.3(a), Interest shall be equal to an amount computed in accordance with paragraph 2.9.

         (b)      A lump sum payment.

         (c) Any other form selected and approved by the Committee in writing or by the publication of forms to implement this Plan.



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         (d)      If the Participant fails to elect the form of benefit payment, the benefits shall be paid in accordance with 5.3(a) over a period of 10 years.

5.4 Withholding; Payroll Taxes. The Employer shall withhold from payments made hereunder any taxes required to be withheld from the Participant's wages or fees by the federal government or any state or local government.

5.5 Commencement of Payments. Payment shall commence at the discretion of the Committee, but no later than sixty (60) days after the end of the month in which the Participant suffers or requests Retirement.

5.6 Full Payment of Benefits. Notwithstanding any other provision of this Plan, all benefits shall be paid no later than the date the Participant attains age eighty-five (85).

5.7 Payment to Guardian. If a Plan Benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of property, the Committee may direct payment of such Plan Benefit to the guardian, legal representative or person having the care and custody of such minor or incompetent person. The Committee may require proof of incompetence, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the Plan Benefit. Such distribution shall completely discharge the Committee and the Employer from all liability with respect to such benefit.


                                   ARTICLE VI

                             BENEFICIARY DESIGNATION

6.1 Beneficiary Designation. Each participant shall have the right, at any time, to designate any person or persons as his Beneficiary or Beneficiaries (both principal and contingent) to whom payment under this Plan shall be paid in the event of his death prior to complete distribution to the Participant of the benefits due him under the Plan. Each beneficiary designation shall be in a written form prescribed by the Committee and will be effective only when filed with the Committee during the Participant's lifetime. If the Participant's Compensation is community property, any Beneficiary Designation shall be valid or effective only as permitted under applicable law.

6.2 Amendments. Any Beneficiary designation may be changed by the Participant without the consent of any designated Beneficiary by the filing of a new Beneficiary Designation with the Committee. The filing of a new Beneficiary Designation form will cancel all Beneficiary Designations previously filed.

6.3 No Beneficiary Designation. If any Participant fails to designate a Beneficiary in the manner provided above, or if the Beneficiary designated by a deceased Participant dies before the Participant or before complete distribution of the Participant's benefits, the Employer shall distribute such Participant's benefits, (or the balance thereof) to the following successive preference beneficiaries:

         (a) The surviving spouse;

         (b) The Participant's children, except that if any of the children predecease the participant but leave issue surviving, then such issue shall take by right of representation the share the parent would have taken if living;

         (c) The Participant's estate.

6.4 Effect of Payment. The payment to the Beneficiary shall completely discharge the Employer's obligations under this Plan.


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                                   ARTICLE VII

                                 ADMINISTRATION

7.1 Committee. This Plan shall be administered by the Employer's Employee Benefits Committee, which shall consist of not less than three (3) individuals selected by the Board of Directors of Employer. Members of the Committee may be Participants in this Plan.

7.2 Agents. The Committee shall appoint an individual to be the Committee's agent with respect to the day-to-day administration of the Plan. In addition, the Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Employer.

7.3 Binding Effect of Decision. The decision or action of the Committee in respect of any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

7.4 Indemnity of Committee. The Employer shall indemnify and hold harmless the members of the Committee or any agents or employees of the Employer against any and all claims, loss, damage, expense, or liability arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee, Committee member, or such agent or employee of the Employer.


                                  ARTICLE VIII

                                CLAIMS PROCEDURE

8.1 Claim. Any Participant, former Participant, Beneficiary, or legal representative thereof, may file a claim for benefits under the Plan by submitting to the Committee a written statement describing the nature of the claim and requesting a determination of its validity under the terms of the Plan. The Committee shall issue a ruling and written notice with respect to the claim within 30 days after such claim is received. If the claim is wholly or partially denied, written notice shall be furnished to the claimant, which notice shall set forth in a manner calculated to be understood by the claimant;

         (a) the specific reason or reasons for denial;

         (b) specific reference to pertinent Plan provisions on which the denial is based;

         (c) a description of any additional materials or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

         (d) an explanation of the claims review procedures.

8.2 Denial of Claim. Any Participant, former Participant, or Beneficiary (or their authorized representatives) whose claim for benefits has been denied, may appeal such denial by resubmitting to the Committee a written statement requesting a further review of the decision within 60 days of the date the claimant received notice of such denial. The statement shall set forth the reasons supporting the claim, the reasons such claim should not have been denied, and any other issues or comments which the claimant deems appropriate with respect to the claim. The Committee shall, if requested, make copies of the Plan documents available for examination by the claimant. The Committee shall issue a ruling and written notice shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, with specific references to the



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pertinent Plan provisions on which the decision is based. The Committee's decision of the appeal may be reviewed by the Board, which shall have the right to overrule the Committee.

                                   ARTICLE IX

                        AMENDMENT AND TERMINATION OF PLAN

         9.1      Amendment.

                  (a) The Board may at any time amend the Plan in whole or in part, and may impose different requirements for different Participants, provided, however, that (i) no amendment shall be effective to decrease or restrict the amount accrued to that date on any Retirement Account maintained pursuant to the Plan: and (ii) on amounts that have been credited to Retirement Accounts up to the date of amendment, no amendment shall be effective to reduce the amount of interest credited or to be credited to Retirement Accounts until their payment date as provided in paragraph 2.11, without the consent of all Participants (or a Beneficiary in case a Participant is then deceased) who may be affected by such change; and (iii) except as otherwise provided herein, no amendment shall be effective to alter the form of payment as elected by a Participant in any Participation Agreement.

                  (b) The Committee may make administrative amendments to the Plan including but not limited to amendments to clarify the Plan language and to simplify and implement various administrative procedures, including matters relating to the calculation of benefits and payments to Beneficiaries, which the Committee determines are consistent with the purpose and intent of the Plan.

         9.2 Employer's Right to Terminate Future Deferrals. The Board may at any time terminate the Plan, and may reject additional Participants in the Plan, if, in its sole judgment, such termination would be in the best interest of Employer. Benefits from amounts credited to Retirement Accounts up to the date of termination shall be paid in accordance with this Plan prior to such termination, including crediting of interest, until all payments are complete.

                                    ARTICLE X

                                  MISCELLANEOUS

10.1 Unfunded Plan. This Plan is an unfunded plan maintained primarily to provide Deferred Compensation benefits for a select group of management employees or highly compensated employees. This Plan is not intended to create an investment contract. Eligible individuals are select members of management who, by virtue of their position with the Employer, are uniquely informed as to the Employer's operations and have the ability to materially affect the Employer's profitability and operations.

10.2 Unsecured General Creditor. The Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, interest, or claims in any property or assets of the Employer, nor shall they be Beneficiaries of, or have any rights, claims, or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by the Employer, if any. The preceding sentence shall not preclude a Participant, his estate or other Beneficiaries from receiving the proceeds of life insurance or other benefit therefrom pursuant to the terms of such policies to the extent such policies are unrelated to this Plan. Such policies, if any, or other assets of the Employer shall not be held as collateral security for the fulfilling of the obligation of Employer under this Plan, and shall be the general, unpledged, unrestricted assets of the Employer, and the Employer may transfer, assign, sell, or use such policies and any other of its property or assets without restriction. The Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Employer to pay money in the future. Employer shall have no obligation under this Plan with respect to any individuals other than Employer's Management Employees, or Beneficiaries thereof.



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10.3     Non-assignability. Neither the Participant nor any other person shall have any right to commute, sell assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate, or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony, or separate maintenance owed by the Participant or any other person, nor be transferable by operation of law in the event of the Participant's or any other person's bankruptcy or insolvency.

10.4 Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Employer and the Participant, and the Participant (or his Beneficiary) shall have no rights against the Employer except as may otherwise be specifically provided herein. Moreover, nothing in this Plan shall be deemed to give the Participant the right to be retained in the service of the Employer or to interfere with the right of the Employer to discipline or discharge the Participant at any time.

10.5 Protective Provisions. By participating, under the terms of this Plan, each Participant thereby agrees to cooperate with the Employer by furnishing any and all information requested by the Employer in order to facilitate the payment of benefits hereunder, and to take such other action as may be reasonably requested by the Employer.

10.6 Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used herein the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

10.7 Captions. The captions of the articles, sections, and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

10.8 Governing Law. The provisions of this Plan shall be construed and interpreted according to the laws of the State of Tennessee.

10.9 Validity. In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

10.10 Notice. Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to any member of the Committee, the Chief Executive Officer of the Employer, or the Employer's Statutory Agent. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

10.11 Successors. The provisions of this Plan shall bind and inure to the benefit of the Employer and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Employer and successors of any such corporation or other business entity.


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            IN WITNESS WHEREOF, and pursuant to resolution of the Board of
Directors of the undersigned corporation, such corporation has caused this instrument to be executed by its duly authorized officers as of the 26th day of February, 1997.



                                         UNITED FOODS, INC.


                                         By:     S/N B.M. Ennis
                                                 --------------
                                                 B. M. Ennis
                                         Title:  President



                                         Attest: S/N Daniel B. Tankersley
                                                 ------------------------
                                                 Daniel B . Tankersley
                                         Title:  Secretary


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